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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Century Business Services, Inc.:


We consent to the incorporation by reference in this Registration Statement filed on Form S-8 and the prospectus, of Century Business Services, Inc. and Subsidiaries of our report dated March 6, 2001, except as to paragraph 1 of note 18, which is as of March 30, 2001, relating to the consolidated balance sheets of Century Business Services, Inc. and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and related schedule, which report appears in the December 31, 2000, annual report on Form 10-K of Century Business Services, Inc. and Subsidiaries and to the reference to our firm as "Experts" in the prospectus.



                                                       /s/ KPMG LLP

Cleveland, Ohio
May 29, 2001